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                                                                   Exhibit 10.41

                            NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of July 1, 1997, by and between Melissa Henry ("Executive") and NES Acquisition Corp., a Delaware corporation (the "Company"). The Company and Executive are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

     Executive has been an employee, officer, director and/or stockholder of Sprint Industrial Services, Inc., a Texas corporation ("Sprint"), and as such, possesses special knowledge, abilities and experience regarding the business of Sprint. The Company, Sprint and the stockholders of Sprint are parties to an Asset Purchase Agreement, dated as of July 1, 1997 (the "Purchase Agreement"), whereby the Company shall purchase substantially all of the assets of the Sprintank division of Sprint ("Sprintank"). As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Company desires to obtain, and, subject to the terms and conditions hereof, Executive agrees to provide certain representations, warranties and covenants as more fully set forth below.

     In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

     1. Confidential Information. Executive acknowledges that all information concerning the business and affairs of Sprintank and/or the Company or any of its affiliates which (i) is confidential and proprietary to Sprintank and/or the Company or any of its affiliates, (ii) confers a competitive advantage on Sprintank and/or the Company or any of its affiliates, or (iii) would be detrimental or embarrassing to Sprintank and/or the Company or any of its affiliates if disclosed (collectively, "Confidential Information") is the property of the Company or such affiliate. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own purposes any Confidential Information without the prior written consent of the Chief Executive Officer of the Company (the "CEO"), unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public (other than by reason of any disclosure by Executive), (ii) are independently developed by a person or entity that is not a party to this Agreement (other than as a result of any disclosure by Executive), or (iii) are required by law or by the order of any court of competent jurisdiction or government agency to be disclosed, in which case, (A) Executive will use reasonable best efforts to notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 1, and
(B) if, in the absence of such a protective order or waiver, Executive is compelled to disclose any Confidential Information, Executive will use reasonable best efforts to limit such disclosure to Confidential Information which is so required to be disclosed and to obtain an order or other assurance that confidential treatment will be accorded to any Confidential Information disclosed. Executive shall deliver to the Company at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of



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Sprintank and/or the Company or any of its affiliates which Executive may then possess or have under Executive's control.

     2. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which primarily relate to Sprintank's or the Company's or any of its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Sprint or the Company or any of its affiliates ("Work Product") belong to the Company or such affiliate. Executive shall promptly disclose such Work Product to the CEO and perform all actions reasonably requested by the CEO (regardless of when requested) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     3. Non-Compete, Non-Solicitation.

     (a) In consideration of the Noncompete Payment (as defined below) to be paid to Executive hereunder, Executive acknowledges that in the course of Executive's employment with Sprint Executive has become familiar with, and in the course of Executive's employment with the Company Executive shall become familiar with, Sprintank's and the Company's trade secrets and with other Confidential Information concerning Sprintank and the Company and its affiliates and that Executive's services have been and shall be of special, unique and extraordinary value to Sprintank and/or the Company and its affiliates. Therefore, in order to induce the Company to consummate the transaction contemplated by the Purchase Agreement, Executive agrees that, during the two-year period commencing on the date of Executive's termination of employment with the Company (the "Noncompete Period"), Executive shall not directly or indirectly own any interest in, manage, control, participate in, consult with or render services for any industrial tank or mobile storage box rental business in any state or country in which the Company conducts such business on the date of Executive's termination of employment with the Company (other than on behalf of, and at the direction of, the Company). Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its affiliates to leave the employ of the Company or such affiliate, or in any way interfere with the relationship between the Company or any of its affiliates and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its affiliates to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its affiliates (including, without limitation, making any negative statements or communications about the Company or its affiliates).



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     4. Noncompete Payment.  As a condition to Executive's obligations hereunder, the Company shall deliver to Executive on the date hereof $50,000 (the "Noncompete Payment") in immediately available funds.

     5. Enforcement. If, at the time of enforcement of paragraph 1, 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services have been and/or are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 3 of this Agreement, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 3 of this Agreement are reasonable.

     6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Executive and Executive's legal representatives and assigns. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor entity in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of Sprintank or the Company.

     7. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against which enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     8. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.



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     9. Severability.  Whenever possible each provision and term of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     10. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     11. Executive's Representations. Executive represents and warrants to the Company that (i) Executive's execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any person or entity other than the Company and
(iii) upon the execution and delivery of this Agreement, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     12. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or one day after being sent by Federal Express or other reputable overnight carrier or five days after being sent by certified or registered mail addressed to the other Party hereto at such Party's address shown below:

     If to the Company:

             NES Acquisition Corp.
             c/o National Equipment Services
             1800 Sherman, Suite 100
             Evanston, Illinois  60201
             Attn.:  Kevin P. Rodgers

     With a copy to:

             Kirkland & Ellis
             200 East Randolph Drive
             Chicago, Illinois  60601
             Attn.:  Sanford E. Perl

     If to Executive:

             Melissa Henry


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             4210 Young Road #108
             Pasadena, TX  77504


or at such other address as such Party may designate by written notice to the other Party.

     13. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the undersigned have executed this Noncompetition
Agreement as of the date first above written.



                                           NES ACQUISITION CORP.

                                           By: /s/ Kevin Rodgers
                                               -----------------
                                           Its: CEO




                                           /s/ Melissa Henry
                                           ---------------------
                                           MELISSA HENRY